Exhibit 32(b)

                Written Statement of the Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350

         Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Executive Vice President and Chief Financial Officer of Nobility Homes, Inc. (the "Company"), hereby certify that:

        1. The Quarterly Report on Form 10-Q of the Company for the quarter ended February 5, 2005 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

        2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



DATE:  March 16, 2005                   By:  /s/ Thomas W. Trexler
                                        ----------------------------------------
                                        Thomas W. Trexler, Executive Vice
                                        President, and Chief Financial Officer




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